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                                                                   EXHIBIT 10.54


                             SECURED PROMISSORY NOTE


$3,300,000                                                    TUSTIN, CALIFORNIA
                                                                  MARCH 8, 1999



         FOR VALUE RECEIVED, the undersigned, TECHNICLONE CORPORATION, a Delaware corporation ("MAKER"), hereby promises to pay to the order of BIOTECHNOLOGY DEVELOPMENT, LTD., a Nevada limited partnership (or any subsequent holder hereof, the "HOLDER"), at its office at 222 South Rainbow, Suite 218, Las Vegas, Nevada 89128, or at such other place or to such other party or parties as the Holder of this Note may from time to time designate, the principal sum of Three Million Three Hundred Thousand Dollars ($3,300,000), together with simple interest on the unpaid principal balance from time to time outstanding at the rate of 10.00% per annum.

         All principal and interest owing hereunder shall be paid as follows:

         (1) a monthly payment of interest only on the outstanding principal amount hereof (each such monthly payment of such interest equal to $27,500) shall be due and payable in advance to Holder on the first business day of each month, commencing with March 1, 1999, with a final payment of interest only of $27,500 (representing the amount of interest due in advance for the period commencing on February 1, 2001 through and including February 28, 2001) due and payable in advance to Holder on February 1, 2001; and

         (2) a principal payment of $3,300,000 shall be due and payable to Holder on March 1, 2001 (the "MATURITY Date").

         Payment of principal and interest shall be made in lawful money of the United States of America. The undersigned shall have the right to prepay this
Note in whole or in part, without penalty, at any time and from time to time, prior to the maturity date hereof. Payments shall be applied first against accrued interest and then against outstanding principal.

         This Note is secured by a security agreement ("SECURITY AGREEMENT") of even date herewith covering certain assets of Maker.

         In the event of (a) default in the making or paying of any payment hereunder or (b) upon the breach or default in the performance of observance of any covenant, condition, or breach of any representation or warranty contained in the Security Agreement or any other agreement or instrument evidencing or securing this Note, Holder may, at its option, declare this Note to be immediately due and payable.


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         If this Note is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees, and all costs and expenses incurred in connection with the protection or realization of any collateral or enforcement of any guaranty, incurred by Holder, on account of any such collection, whether or not suit is filed hereon or on any instrument granting a security interest.

         The undersigned expressly waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note and all other notices of any kind, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the undersigned and endorsers hereof. To the fullest extent permitted by law, the defense of the statute of limitations in any action on this Note is waived by the undersigned. This Note has been executed and delivered in the State of California and is to be governed by and construed according to the laws thereof.

         No single or partial exercise of any power hereunder or under any pledge agreement or security agreement securing this Note shall preclude other or further exercise thereof or the exercise of any other power. Holder shall at all times have the right to proceed against any portion of the security held for this Note in such order and in such manner as the holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of Holder in exercising any right hereunder or under any security agreement or other agreement shall operate as a waiver of such right or of any other right under this Note.

         All agreements between the undersigned and the Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision hereof or the Pledge Agreement securing this Note or any other agreement referred to herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then IPSO FACTO the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances the holder hereof shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between the undersigned and the Holder.

         IN WITNESS WHEREOF, this Note has been executed by a duly authorized representative of the undersigned as of the date first above written.

                                           TECHNICLONE CORPORATION,
                                           a Delaware corporation


                                           By: \S\  LARRY O. BYMASTER
                                               ---------------------------------
                                                    Larry O. Bymaster, President


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